Exhibit 10.6

Amended and Restated as of June 23, 2014

Harmony Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Gentlemen:

     Harmony Merger Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of ____ shares (“Insider Shares”) of Common Stock, par value $.0001 per share (“Common Stock”), of the Corporation at approximately $0.0087 per Insider Share, for an aggregate purchase price of $____, which amount is being delivered to the Corporation simultaneously with the execution of this letter. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on its Insider Shares or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO.

The undersigned further commits to purchase an aggregate of ____ units of the Corporation (“Insider Units”), each Insider Unit consisting of one share of Common Stock and one warrant (“Private Warrant”) to purchase three-fourths of one share of Common Stock for $11.50 per whole share, for an aggregate purchase price of $____ (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional ____ Insider Units at $10.00 per Insider Unit for an aggregate purchase price of $____ (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). Simultaneously with the execution of this agreement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller (“GM”), counsel for the Corporation, by wire transfer as set forth in the instructions attached as Exhibit A to hold in an interest bearing account until the Corporation consummates the IPO and over-allotment option, if any, together with an originally executed Form W-9, W-8BEN or W-81MY, as applicable. The undersigned acknowledges and agrees that if the underwriters in the IPO determine that additional Insider Units must be purchased in order to consummate the IPO based on market conditions at that time, the undersigned will purchase a proportionate number of additional Insider Units, pro rata with the other holders of Insider Units. If additional purchases are necessary, the undersigned agrees that it will deliver the purchase price for such additional Insider Units to GM as promptly as is reasonably practicable following written notice from the Corporation of such decision. In the event that the undersigned does not purchase all or any portion of such additional Insider Units and breaches the purchase obligations set forth above, the other purchasers of the Insider Units will have the ability, but not the obligation, to satisfy the undersigned’s purchase obligation (and if they do, then the undersigned will sell, at the original cost, the Insider Shares held by the undersigned to the other purchasers of Insider Units who satisfy the undersigned’s purchase obligation).

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The consummation of the purchase and issuance of the Insider Units shall occur simultaneously with the consummation of the IPO and over-allotment option, as applicable. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and (ii) deliver all interest earned on the Initial Purchase Price to the undersigned. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall (i) deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund and (ii) deliver all interest then earned on the Over-Allotment Purchase Price to the undersigned. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned, together with any remaining interest earned on the Over-Allotment Purchase Price. If the Corporation does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Corporation’s option in its sole discretion), the Purchase Price (plus interest earned thereon) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Insider Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Insider Units as described above. GM shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Insider Shares will be identical to the shares of Common Stock included in the units to be sold by the Corporation in the IPO, and the Insider Units will be identical to the units to be sold by the Corporation in the IPO, except that:

•	up to ____ of the Insider Shares will be subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in the IPO in full;

•	the undersigned agrees to vote the Insider Shares and shares of Common Stock included in the Insider Units in favor of any proposed Business Combination;

•	the Insider Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, and will not be released (subject to certain exceptions) until (A) the earlier of one year after the completion of a Business Combination and the date on which the closing price of the Common Stock exceeds $12.50 for any 20 trading days within a 30-trading day period following the completion of a Business Combination with respect to 50% of the Insider Shares and (B) one year after the completion of a Business Combination with respect to the remaining 50% of the Insider Shares, and may only be transferred during this time period (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Insider Shares were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi)) where the transferee agrees to the terms of the escrow agreement and the voting requirements set forth in the immediately preceding bullet;

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•	the Insider Units and underlying securities will not be transferable (except (i) amongst the initial purchasers of the Sponsor Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Insider Units were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi)) where the transferee agrees to the terms of the transfer restrictions) until after the completion of a Business Combination;

•	the Private Warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the undersigned or its permitted transferees;

•	the Insider Shares and Insider Units will be subject to customary registration rights, which shall be described in the Registration Statement;

•	the undersigned will not participate in any liquidation distribution with respect to the Insider Shares or Insider Units (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Corporation fails to consummate a Business Combination; and

•	the Insider Shares and Insider Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares or Insider Units are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the undersigned will contribute back to the capital of the Corporation a proportionate number of Insider Shares or Insider Units, as applicable, pro rata with the other holders of Insider Shares or Insider Units, as applicable.

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The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Insider Shares and Insider Units have not been registered under the Securities Act;
(b)	it is acquiring the Insider Shares and Insider Units for its account for investment purposes only;
(c)	it has no present intention of selling or otherwise disposing of the Insider Shares and Insider Units in violation of the securities laws of the United States;
(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;
(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder; and
(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation.
(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and
(h)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

By:
Name:
Title:

Accepted and Agreed:

Harmony Merger Corp.

By:
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

Graubard Miller (solely with respect to its obligations to hold and disburse monies for the Insider Units)

By:
Name: Jeffrey M. Gallant
Title: Partner

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